           THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         This Third Amendment to Amended and Restated Credit Agreement (the "AMENDMENT") dated as of August 20, 1999 among Atchison Casting Corporation (the "BORROWER"), the Banks, and Harris Trust and Savings Bank, as Agent;

                          W I T N E S S E T H:

         WHEREAS, the Borrower, Guarantors, Banks and Harris Trust and Savings Bank, as Agent, have heretofore executed and delivered an Amended and Restated Credit Agreement dated as of April 3, 1998 (as amended by the First Amendment thereto dated October 7, 1998 and the Second amendment thereto dated as of April 23, 1999, the "CREDIT AGREEMENT"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein;

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement shall be and hereby is amended as follows:

          1. The definition of "SUBSIDIARY" appearing in Section 4 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

               "SUBSIDIARY" means, with respect to any person, any corporation more than 50% (or, for purposes of Section 7.18 only, 60%) of the Voting Stock of which is at the time owned by, and the managerial and operational control of which is maintained by, such Person and/or one or more of its other Subsidiaries. Unless otherwise specified, any reference to a Subsidiary is intended as a reference to a Subsidiary of the Borrower; PROVIDED that for purposes of calculating compliance with Sections 7.9, 7.11, 7.13, 7.15, 7.16, 7.17, 7.18 and 7.19 Fonderie d'Autun, a French
               corporation, shall not be deemed to be a Subsidiary of the Borrower.

          2. Section 7.18(d) of the Credit Agreement is hereby amended by inserting immediately prior to the ";" appearing at the end thereof the following phrase "; PROVIDED that the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly (through a Subsidiary or otherwise) increase its Investment in Fonderie d'Autun, a French corporation, above the amount outstanding on August 20, 1999 without the consent of the Required Banks."

          3. Section 7.19 of the Credit Agreement is hereby amended by adding the following new paragraph at the end thereof:

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                  Notwithstanding anything in this Section 7.19 to the contrary, the Borrower will not and will not permit any of its Subsidiaries to made or become obligated to make any Restricted Investment in Fonderie d'Autun, a French corporation without the consent of the Required Banks.

          4. The Borrower represents and warrants to each Bank and the Agent that (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby; (b) no Default and no Event of Default has occurred and is continuing; and (c) without limiting the effect of the foregoing, the Borrower's execution, delivery and performance of this Amendment have been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Borrower.

          5. This Amendment shall become effective upon satisfaction of the following conditions precedent:

                   (i) the Borrower, the Required Banks, and the Agent shall have executed and delivered this Amendment; and

                  (ii) the Guarantors shall have executed the consent attached hereto.

         This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement and the other Credit Documents shall remain unchanged and in full force and effect. All references to the Credit Agreement in any document shall be deemed to be references to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meaning herein as they have in the Credit Agreement. This Amendment shall be construed and governed by and in accordance with the internal laws of the State of Illinois.

         Dated as of the date first above written.


                                           ATCHISON CASTING CORPORATION


                                           By:  /s/ Kevin T. McDeremed
                                           Title:  V.P. & Treasurer


                                           HARRIS TRUST AND SAVINGS BANK, in its
                                               individual capacity as a Bank and
                                               as Agent


                                           By:  /s/ Len E. Meyer
                                           Title:  Vice President


                                           Commerce Bank, N.A.


                                           By: /s/ Jeffrey R. Gray
                                           Title:  Vice President


                                           Mercantile Bank


                                           By: /s/ Barry L. Sullivan
                                           Title:  Vice President


                                           Key Bank National Association


                                           By: /s/ Daniel M. Lally
                                           Title:  Assistant Vice President

                                           Comerica Bank


                                           By:  /s/ Jeff Peck
                                           Title:  Vice President


                                           Hibernia National Bank


                                           By:  /s/ Troy J. Villafarra
                                           Title:  Senior Vice President


                                           National Westminster Bank Plc

                                           Nassau Branch

                                           By: /s/ C.A. Parsons
                                           Title:  Corporate Director

                                           New York Branch


                                           By:  /s/ C.A. Parsons
                                           Title:  Corporate Director


                                           Norwest Bank Minnesota, N.A.


                                           By:  /s/ R. Duncan Sinclair
                                           Title:  Vice President